EXHIBIT "A"


THIS IS A LEGAL INSTRUMENT, IF NOT UNDERSTOOD, LEGAL, TAX OR OTHER COUNSEL SHOULD BE CONSULTED BEFORE SIGNING.


                         COMMERCIAL CONTRACT TO

                            BUY REAL ESTATE


1. PARTIES AND PROPERTY. PAUL WILLET, MARK NAGLE and KIM NAGLE and/or Assignee, (hereinafter referred to as "Buyer"), agrees to buy and the undersigned Seller, agrees to sell, on the terms and conditions set forth in this contract, the following described real estate in the County of Clark, State of Nevada, to wit:

      An approximate 40,000 square foot industrial building situated on approximately 2.28 acres of land located at 3550 W. Quail Avenue, Las Vegas Nevada. Clark County Assessor's parcel number 162-32-101-013 and 162-32-101-014 and identified on the attached Exhibit "A" as parcels 38 and 39.

together with all interest of Seller in vacated streets and alleys adjacent thereto, all easements and other appurtenances thereto, all improvements thereon and all attached fixtures thereon, except as herein excluded, and called the Property.

2.    INCLUSIONS.    The  purchase  price  include  the following item
(a) if attached to the Property on the date of this contra t: lighting, heating, plumbing, ventilating, and air conditioning fixtures, smoke/fire/burglar alarms, security devices, inside telephone wiring and connecting blocks/jacks, plants, floor coverings, intercom systems, built-in kitchen appliances, and sprinkler systems and controls; and (b) if on the Property whether attached or not on the date of this contract:

                  (1) approximate 10' X 10' paint booth and all related equipment.

The aforementioned included items (Inclusions) are to be conveyed to the Buyer by Seller by bill of sale at the closing, free and clear of all taxes, liens and encumbrances, except as provided in section 10. Excluded from the purchase are items that are owned by tenants of the property or any security system that is not owned by the Seller.

3. PURCHASE PRICE AND TERMS. The purchase price shall be One Million, Three Hundred Twenty Five Thousand Dollars ($1,325,000.000) payable in U.S. dollars by Buyer as follows:

      (a)  Earnest Money.  $20,000.00 in the form a personal check,

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      as earnest money  deposit  and  part  payment of the purchase price, payable to and held by The Realty Group Commercial (hereinafter referred to as "Broker"), on behalf of both Seller and Buyer. Broker is authorized to deliver the earnest money to Lawyers Title Company of Nevada (the "Escrow Agent"), upon acceptance of this contract.

      (b)  New  Loans.   Buyer to obtain a new loan.  Loan discount
      points, if any, shall be paid by the Buyer. If an appraisal is required, the cost of any appraisal for loan purpose shall be paid by the Buyer upon loan application as required by lender.
      Buyer shall order said appraisal within twenty (20) days of the Effective Date. Should the resulting appraised value be an amount that is less than the purchase price, Buyer shall have the right to cancel this contract under the terms of Section 24, provided, however, that the contract may be terminated for this reason only during the first Ninety (90) days after the Effective Date. Seller agrees to satisfy any and all appraisal conditions contained therein, up to a total cost not to exceed $5,000.00.

4.  FINANCING CONDITIONS AND OBLIGATIONS.

      (a) Loan Application. Buyer is to pay a part of the purchase price as set forth in Section 3 by obtaining a new loan. Buyer, if required by such lender, shall make written application within ten (10) calendar days from the Effective Date. Buyer shall deliver to Seller, a letter from the lender confirming said application within Fifteen (15) days after the Effective Date. Buyer shall cooperate with Seller and lender to obtain loan approval, diligently and timely purse same in good faith, execute all documents and furnish all information an documents required by the lender, and , subject to Section 3, timely pay the costs of obtaining such loan or lender consent.

      (b) Loan Approval. This contract is conditional upon lender's approval of the new loan on or before 120 days from the Effective Date. If not so approved by said date, this contract shall terminate in accordance with Section 24. If the loan is so approved, but such proceeds are not available to purchaser as required in Section 5 (Good Funds) at the time of closing, closing shall be extended one time for 30 calendars days. If sufficient funds are not then available, this contract shall terminate in accordance with Section 24.

5 . GOOD FUNDS. All payments required at closing shall be made in funds which comply with all applicable Nevada laws.

6.  NOT  ASSIGNABLE.    This contract shall not be assignable by Buyer
without Sellers prior written consent. Except as so restricted, this contract shall i n u r e to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

7 . EVIDENCE OF TITLE. Seller shall furnish to Buyer, at Seller's expense, a Commercial Extended ALTA owner's Title Insurance Policy in an amount equal to the purchase price on or before close of Escrow. Seller will have the title insurance policy delivered to Buyer as soon as practicable after closing and pay the premium at closing with such endorsements that Buyer may assign. Seller shall pay up to $3,500.00 for said Title Policy and Buyer shall pay any additional cost.

8. TITLE.

      (a)  Title Review. Buyer shall have the right to inspect the
      Preliminary Title  Commitment  (the  "Commitment").   Written
      notice by purchaser of unmerchantability   of  title  or  of  any
      other unsatisfactory title condition shown by the Commitment shall be signed by or on behalf of Buyer and given to Seller or Escrow Agent on or before Twenty (20) calendar days after

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      Document(s)  or  Endorsement(s)  adding  new Exception(s)
      to  the  Commitment  together  with  a  copy  of the Title
      Document adding new Exception(s) to title. If Seller or Escrow Agent does not receive Buyer's notice by the date(s) specified above, Buyer shall be deemed to have accepted the condition of title as disclosed by the Commitment as satisfactory.

      (b)  Matters  Not  Shown  by the Public Records. Within twenty
      (20) days after the Effective Date, Seller shall deliver to Buyer or Escrow Agent, true copies of all lease(s), environmental report(s), soils report(s) or survey(s) in Seller's possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party(s) has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or
      boundary line discrepancy).     Written  notice  of  any
      unsatisfactory condition(s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of Buyer and given to Seller or Escrow Agent on or before Fifteen (15) days after Buyer's receipt of said documents. If Seller or Escrow Agent does not receive Buyer's notice by said date, Buyer shall be deemed to have accepted title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

      (c)  Right  to  Cure.    If  Seller  or  Escrow Agent receives
      notice of unmerchantability of title or any other unsatisfactory title condition(s) as provided in Subsection
      (a) or (b) above, Seller shall use reasonable effort to correct said unsatisfactory title condition(s) prior to the date of closing. If Seller fails to correct said unsatisfactory title condition(s) on or before the date of closing, this contract shall then terminate, subject to Section 17; provided, however, Buyer may, by written notice received by Seller or Escrow Agent on or before closing, waive objection to said unsatisfactory title condition(s).

9. DATE OF CLOSING. The date and time of closing shall be on or before 120 days from the Effective Date, or by mutual agreement at an earlier date. The place of closing shall be Lawyer's Title Company of Nevada, 6655 W. Sahara Avenue, Suite E-102, Las Vegas, Nevada 89102. The date of closing may be extended in accordance with Section 4.B.

10. TRANSFER OF TITLE. Subject to tender or payment on closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient Grant, Bargain and Sale Deed to Buyer, on closing, conveying the Property free and clear of all taxes except the general taxes for the year of closing, and except; free and clear of all liens for special improvements installed as of the date of Buyer's signature hereon, whether assessed or not; except distribution utility easements, including cable TV; except those matters reflected by the Title documents accepted by Buyer in accordance with Subsection 8(a); and subject to building and zoning regulations. The form of the Grant, Bargain and Sale Deed is attached as Exhibit "B".

11. PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid at or before the time of settlement from the proceeds of this transaction or from any other source.

12. CLOSING COSTS, DOCUMENTS AND SERVICES. Buyer and Seller shall pay their respective closing costs at closing as customary in the State of Nevada, except as provided herein. Buyer and Seller shall sign and complete all customary or required documents at or before closing. The escrow fee is to be split 50/50, Seller is to pay transfer taxes, recording fees and for document preparation by the
closing  agent.    An estimate of Seller's closing costs indicating the
types of costs to be paid by Seller is attached as Exhibit "C".

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Each party to pay their own attorney fees.

13.  PRORATIONS.    General  taxes  for  the year of closing based on
the most recent levy and the most recent assessment, rents, water and sewer charges, owner's association dues, tenant deposits, and interest on continuing loan(s), if any, and existing insurance policies (if assumed by Buyer) shall be prorated to date of closing. Any sales, use and transfer tax that may accrue because of this transaction shall be paid by Seller.

14. POSSESSION. Possession of the Property shall be delivered to Buyer as follows: at close of escrow subject to the following lease(s) or tenancy(s): any remaining lease space not currently occupied by Buyer.

15. CONDITION OF AND DAMAGE TO PROPERTY. The Property and Inclusions shall be conveyed in their present condition ordinary wear and tear excepted. In the event the Property shall be damaged by fire or other casualty prior to time of closing, in an amount of not more than ten
(10) percent of the total purchase price, Seller shall be obligated to repair the same before the date of closing. In the event such damage is not repaired within said time or if the damages exceed such sum, this contract may be terminated at the option of the Buyer. Should Buyer elect to carry out this contract despite such damage, Buyer shall be entitled to credit for all the insurance proceeds resulting from such damage to the Property and Inclusions, not exceeding, however the total purchase price. Should any Inclusion(s) or service(s) fail or be damaged between the date of this contract and the date of closing or the date of possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion(s) or service(s) with a unit of similar size, and quality, or an equivalent credit, less any insurance proceeds received by Buyer covering such repair or replacement.

16. SELLER'S WARRANTIES. Seller represents and warrants, to the best of its knowledge, that as of the Closing Date (and said representations and warranties shall be true as of the closing):

      (a) There are no recorded or unrecorded leases (other than those currently in effect), encumbrances, easements, claims of easements or prescriptive rights upon or concerning or claims of adverse possession against the property or any part hereof other than those disclosed under Section 8(a) or 8(b).

      (b) There are no litigation, arbitration or administrative proceedings pending or threatened against the property, or pending or threatened against Seller which might have the effect of impairing the use of the property.

      (c) Seller has no actual knowledge of any leaks of petroleum products or hazardous materials from any storage facilities on to the property or of any petroleum product or hazardous material storage facilities that may have been located on the property. Seller has no basis to believe, as it may affect the property, that noncompliance exists with respect to the applicable laws
      (a)  regarding  storage  or disposal of hazardous materials; or
      (b) any contamination.

17. TIME OF ESSENCE/REMEDIES. Time is of the essence hereof. If any note or check received as earnest money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

      (a) If Buyer is in Default: All Payments and things of value received hereunder shall be forfeited by the Buyer and
      retained on behalf of Seller,   and  both  parties  shall
      thereafter  be  released  from  all obligations  hereunder.    It
      is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in Subsection (c) are SELLER'S SOLE AND ONLY REMEDY for Buyer's failure to perform the

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      obligation  of  this  contract.  Seller expressly waives the remedies of specific performance and additional damages.

      (b) If Seller is in Default: Buyer may elect to treat this contract as canceled, in which case all payments and things of value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this contract as being in full force and effect and Buyers shall have the right to specific performance, but not to damages.

      (c) Costs and Expenses. Anything to the contrary herein notwithstanding, in the event of any litigation or arbitration arising out of this contract, the court shall award to the prevailing party all reasonable costs and expense, including attorney fees.

18. EARNEST MONEY DISPUTE. Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by Broker or Escrow Agent, unless mutual written instructions are received by the holder of the earnest money and things of value, Broker or Escrow Agent shall not be required to take any action but may await any proceedings, or at broker's or escrow agent's option and sole discretion, may interplead all parties and deposit any money or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

19.  INSPECTION.   Buyer shall sixty (60) days after the Effective Date
during which to inspect the property (the "Inspection Period"). During the Inspection Period, Buyer or any designee of Buyer, shall have the right to have inspection(s) of the physical condition of the property and Inclusions, at Buyer's expense. If a written notice of any unsatisfactory condition, signed by Buyer, is not received by Seller or Escrow Agent on or before the end of Inspection Period, then the physical condition of the property and Inclusions shall be deemed to be satisfactory to Buyer. However, at any time during the Inspection Period, Buyer may terminate this contract by giving written notice to the Seller and Escrow Agent. In this event, the
terms of Section  24  shall  apply.   Buyer is responsible and shall pay
for any damage which occurs to the Property and Inclusions as a result of such inspection. Buyer indemnifies Seller against any claims made by persons inspecting the property on behalf of Buyer.

20.    COMMISSIONS.    Buyer  has  retained  the  service  of The Realty
Group Commercial as broker (hereinafter referred to as "Broker"). Buyer agrees to be solely responsible for the payment of commission to the Broker. Buyer and Seller represent and warrant to the other that they have not employed or dealt with any other Broker, Agent or any other party which may be entitled to receive a commission in connection with this sale, and Buyer and Seller, as the case may be, each shall indemnify the other against claims, demands, damages or expenses arising out of or in connection with a claim by any Broker or Agent employed or dealt with by the indemnifying party.

21. AGENCY DISCLOSURE. The Broker, and its sales agents represent the Buyer. The Broker owes duties of trust, loyalty, and confidence to Buyer only. While the Broker has a duty to treat Seller honestly, the Broker is Buyer's agent and is acting on behalf of Buyer and not Seller. BY SIGNING BELOW, SELLER ACKNOWLEDGES PRIOR TIMELY NOTICE BY BROKER THAT BROKER IS BUYER'S AGENT. Agency disclosure form is attached as Exhibit "D".

22. ADDITIONAL PROVISIONS. Within 10 calendar days, after acceptance of this contract, Seller shall furnish all leases and tenancies to Buyer, and Seller shall use its best efforts to obtain and deliver, within 20 calendar days, after acceptance of this contract, a "TENANT ESTOPPEL CERTIFICATE" (in a format as attached hereto as Exhibit "E") to Buyer, for any tenants other than Czarnowski Exhibit Services. Seller shall provide Buyer with a Phase I Environmental Report at Seller's expense (the "Phase I

Study"). Said study is to be performed by a licensed environmental engineer. Upon receipt of the completed study, Buyer shall have Fifteen (15) days (the "Review Period") to review the findings set forth in the Phase I Study to determine that the property is not in violation of any local, state and/or federal environmental requirements and is in satisfactory condition for the Buyer's requirements. Should Buyer determine in its sole reasonable judgement that the Phase I Study is unacceptable, Buyer may terminate this contract at any time during the Review Period by notifying Seller and Escrow Agent and in this event, the terms of Section 24 shall apply. Should Seller and Escrow Agent not be so notified, then Buyer shall be deemed to have accepted said Phase I Study. The parties expressly agree that Seller shall have no liability for any omissions or inaccuracies that may be contained in any environmental report, survey or any other report that was prepared by a third party and furnished by Seller to Buyer, even if said report or survey was paid for by Seller, Seller's agents, predecessors or related entities.

23.  RECOMMENDATION  OF  LEGAL  COUNSEL.   By signing this document,
Buyer and Seller acknowledge that the Broker has recommended that Buyer and Seller obtain the advice of their own Legal counsel regarding examination of title and this contract.

24.  TERMINATION.   In the event this contract is terminated, all
payments and things of value received shall be returned and the parties shall be relieved of all obligations hereunder, subject to
Section 17.

25. COUNTERPARTS. A copy of this document may be executed by each party, separately, and when each party executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

26. EFFECTIVE DATE. This document shall become a contract between Seller and Buyer and the Effective Date of the Contract shall be the date upon which the Escrow Agent receives and signs an original copy of the Contract that has been fully executed by the Buyer, Seller and The Realty Group Commercial.

27. SALE AS IS, WHERE IS. The Seller is selling and the Buyer is buying the Property "As is, where is" with all defects and defaults, except as otherwise noted herein.

28.    NOTICES.    Any notice allowed or required by this contract shall
be in writing and addressed to Buyer and Seller at eh following addresses and either sent  by  (i)  hand delivery, receipt confirmed,
(ii) Federal Express Priority Overnight   Deliver,  receipt  confirmed,
or  (iii)  by  telecopier,  receipt confirmed.

                  AS TO BUYER:      Czarnowski Exhibit Services
                                    2287 S. Blue Island Avenue
                                    Chicago, IL 60608
                                    Attn: Mark Nagle
                    Telephone:      (312) 247-1500
                   Telecopier:      (312) 247-3790

               With a Copy To:      The Realty Group Commercial
                                    5435 W. Sahara Ave., Suite B
                                    Las Vegas, NV 89102
                                    Attn: Myla Gardiner
                    Telephone:      (702) 251-8080
                   Telecopier:      (702) 251-8842


                  AS TO SELLER:     Angeles Opportunity Properties, LTD.
                                    c/o Insignia Financial Group
                                    One Insignia Financial Plaza
                                    Greenville, SC 29601
                                    Attn: Bruce Stillwagon
                     Telephone:     (803) 239-1078
                    Telecopier:     (803) 239-1066

                With a Copy To:     David Huddleston
                                    c/o Insignia Mortgage
                                    102 Woodmont Blvd., Suite 400
                                    Nashville, TN 37025
                     Telephone:     (615) 783-1032
                    Telecopier:     (615) 783-1016


      The addresses of Buyer and Seller and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added form time to time by either party giving notice to the other in the prescribed manner. Any notice shall be deemed to have been given or served when received or if the party to whom such notice is
directed refuses such notice, then when refused.    By  signing  below,
the signatories warrant that they have the authority to enter into this agreement.

Buyer:

By:
      /s/ Paul Willet                                   8/1/94
      Paul Willet                                     Date

      /s/ Mark Nagle                                    8/1/94
      Mark Nagle                                      Date

      /s/ Kim Nagle                                     8/1/94
      Kim Nagle                                             Date


SELLER:     Angeles Opportunity Properties, LTD.
            DBA Oquendo Warehouse

By:   _______________________________                 ____________
                                                            Date

By:   ______________________________

The undersigned Broker confirms the respective agency disclosure as set forth in Section 21.


Selling Broker

By:_________________________________

Selling Company                           Escrow Agent
THE REALTY GROUP COMMERCIAL               LAWYER'S TITLE OF NEVADA

by:   /s/ Myla Gardiner                   by:    ____________________

Its:  Authorized Broker                   Its:   ____________________

Date: July 29, 1994                       Date: